Exhibit 99.1

HealthLynked Announces Appointment of Paul J. Hobaica, MD to its Board of Directors

Naples, FL, March 14, 2023 - HealthLynked (OTCQB: HLYK), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connect doctors, patients, and medical data, is pleased to announce the appointment of Paul J. Hobaica, MD to its Board of Directors, replacing Robert P. Mino, JD, MBA, MS.

Dr. Hobaica is a highly accomplished board-certified physician with over 25 years of experience in the medical field. He is currently the Corporate Medical Director at Arthrex Medical Center, a global medical device company focused on developing innovative orthopedic products and procedures that help surgeons improve the lives of their patients. He oversees the day to day health and wellness of all the medical needs at Arthrex and their integrated internal medical care.

"We are delighted to welcome Dr. Hobaica to the HealthLynked Board of Directors," said Dr. Michael Dent, HealthLynked's CEO. "His extensive experience in medical leadership, internal medicine, occupational medicine, and emergency care, along with his entrepreneurial business acumen, will be a tremendous asset to our Board as we continue to expand our platform and offerings."

As a Board member, Dr. Hobaica will work closely with HealthLynked's management team to provide strategic guidance and insight into the evolving healthcare landscape. His expertise will help HealthLynked develop new partnerships and services that improve patient outcomes, reduce costs, and enhance the overall healthcare experience for patients and providers.

"I am honored to join the HealthLynked Board of Directors and contribute to such an innovative platform," said Dr. Hobaica. "I believe in the company's mission to improve healthcare by leveraging technology, and I look forward to helping HealthLynked achieve its goals."

About Dr. Paul J. Hobaica

Dr. Paul J. Hobaica is a highly accomplished board-certified physician with over 25 years of experience in the medical field. He is a graduate of Bridgewater State University with a degree in business administration. A Massachusetts native, Dr. Hobaica served on the staff at the University of Massachusetts Medical Center from 1996 through 1999 before relocating to Florida in 1999.

In Florida, Dr. Hobaica initially joined the emergency department at Naples Community Hospital for a year before starting his own community practice. He also worked as a firefighter and emergency medical technician for several years and developed the only healthcare program specific for the needs of the first responders of Collier County, where he still serves today as the District Physician for North Collier Fire Rescue (NCFR) and Immokalee Fire Rescue (IMMFR).

Dr. Hobaica joined Arthrex in the spring of 2011, and he was challenged by the opportunity to use both his entrepreneurial business interest and his medical background in internal/occupational medicine. He is currently the Corporate Medical Director at Arthrex, where he provides strategic leadership and direction to the company's medical and wellness programs.

About HealthLynked

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries, and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent-pending patient access hub "PAH" for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling, and to fill last-minute cancelations using the Company's "real-time appointment scheduling" all within its mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp., please visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements & Risk Factors

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the "Risk Factors" section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

HLYK Contact:
George O'Leary
Chief Financial Officer
goleary@healthlynked.com
+1 (800)-928-7144, ext. 103